UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 17, 2012, Cybex International, Inc. (the “Company” or “Cybex”), UM Holdings, Ltd. (“UM”) and CYB Merger Corp., a newly-formed wholly-owned subsidiary of UM (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”) dated October 17, 2012, pursuant to which all of the Company’s outstanding common stock, other than shares owned by UM and its subsidiaries and stockholders, including John Aglialoro and Joan Carter, will be converted into $2.55 per share payable in cash. The transaction will be effectuated by means of a merger of Merger Sub with and into Cybex pursuant to the Merger Agreement (the “Merger”).

The completion of the Merger is subject to various conditions set forth in the Merger Agreement, including;

(i) Fulfillment of a financing contingency;

(ii) Adoption of the Merger Agreement and approval of the Merger, at a special meeting of stockholders to be called after the Company files with and obtains clearance from the Securities and Exchange Commission staff of the requisite proxy material, by votes of (A) holders of two-thirds of the outstanding shares of Common Stock, and (B) holders of a majority of the outstanding shares of Common Stock exclusive of shares held by UM, its subsidiaries, Mr. Aglialoro and Ms. Carter; and

(iii) Completion of the Merger by April 30, 2013.

If the Merger is approved and consummated, all outstanding shares of the Company’s Common Stock (other than shares held by UM, its subsidiaries and stockholders, including Mr. Aglialoro and Ms. Carter) will be acquired for $2.55 per share. Its shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will no longer be subject to the reporting requirements of the Exchange Act, and the shares will no longer trade on any market.

UM, Mr. Aglialoro and Ms. Carter currently collectively own approximately 49.5% of the Company’s common stock and, after the Merger, will be the sole stockholders of the surviving corporation. John Aglialoro and Joan Carter are the principal stockholders and executive officers of UM. John Aglialoro is the Chairman and Chief Executive Officer of Cybex and Joan Carter is a member of its Board, serving as Vice Chair and Secretary. Arthur Hicks, Jr., a member of the Board of UM and its chief financial officer, is President, Chief Operating Officer and Chief Financial Officer of Cybex and serves as a member of its Board. It is anticipated that Mr. Aglialoro, Ms. Carter and Mr. Hicks will continue in their current positions with Cybex after consummation of the Merger. James H. Carll, a member of the Board of Cybex, is a member of the Board of Directors of UM. Mr. Carll is a stockholder of Archer & Greiner, the law firm that acts as general counsel to Cybex and UM; it is anticipated that Archer & Greiner will continue in these capacities after consummation of the Merger.

Item 8.01	Other Events

On October 17, 2012, Cybex International, Inc. issued a press release (“Press Release”) reporting on the Merger Agreement and transactions contemplated therein described in Item 1.01 above. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2012

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer